UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 11, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

NightHawk Radiology Holdings, Inc. (NASDAQ: NHWK), a leading provider of radiology services to radiology groups across the United States, today announced that Dr. Paul Berger, Chief Executive Officer, Mr. Jon Berger, Vice President of Sales, Marketing and Business Development and Mr. Christopher Huber, Chief Financial Officer, have adopted separate pre-arranged stock trading plans under Rule 10b5-1 of the Securities and Exchange Act of 1934.

The plans have been entered into as part of their individual asset diversification strategies and estate planning purposes and to facilitate the orderly sale of common stock with the goal of minimizing any market impact and avoiding concerns about the timing of the transactions.

Dr. Paul Berger currently beneficially holds 6,486,001 shares, or 21.8%, of the company’s common stock, and may sell up to 1,440,000 shares from August 2006 to August 2007 pursuant to his plan, with no more than 60,000 shares sold every two weeks. Jon Berger currently holds 2,443,880 shares, or 8.2% of the company’s common stock, and may sell up to 426,000 shares from August 2006 to August 2007 pursuant to his plan, with no more than 17,750 shares sold every two weeks. Christopher Huber currently holds 3,201,737 shares, or 10.7%, of the company’s common stock, and may sell up to 750,000 shares from September 2006 to December 31, 2007 pursuant to his plan, with no more than 28,846 shares sold every two weeks.

If the full amount of shares is sold pursuant to the plans, Dr. Berger, Jon Berger and Chris Huber will remain significant stockholders in NightHawk, collectively owning 31.9% of the company’s common stock based on the number of shares currently outstanding.

All of the stock trading plans were adopted in accordance with SEC guidelines. Rule 10b5-1 allows corporate insiders to adopt written, pre-arranged stock trading plans to buy or sell a specified number of shares of company stock. Insiders may adopt such plans when they are not in possession of material, inside information in order to gradually change their investment portfolio to minimize any market effect of stock sales or purchases by spreading them out over an extended period of time, and to avoid concerns about initiating stock transactions while in possession of material, non-public information.

Transactions under these plans will be disclosed publicly through Form 144 and Form 4 filings with the U.S. Securities and Exchange Commission. The Form 4 filings will also be posted on the company’s investor relations web site.

About NightHawk

NightHawk, headquartered in Coeur d’Alene, Idaho, is a leading provider of radiology services to radiology groups across the United States. Its team of highly-qualified, U.S. board certified, state-licensed and hospital-privileged radiologists uses its proprietary workflow technology to provide radiological interpretations to its customers primarily from centralized reading facilities located in Sydney, Australia and Zurich, Switzerland.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with general economic conditions, competitive conditions in the radiology industry, and regulatory risks. Other factors that could cause operating and financial results to differ are described in the company’s prospectus and periodic reports filed with the Securities and Exchange Commission. Other risks may be detailed from time to time in reports to be filed with the SEC. NightHawk does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2006

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel